Exhibit 2.2

FIRST AMENDMENT TO

AGREEMENT TO MERGE

AND PLAN OF REORGANIZATION

THIS FIRST AMENDMENT TO THE AGREEMENT TO MERGE AND PLAN OF REORGANIZATION (the “First Amendment”) is entered into as of April 23, 2007, among Belvedere SoCal, a company organized under the laws of California (“SoCal”), being located in San Francisco, California, and Professional Business Bank, a banking company organized under the laws of California (“Seller”), located in Pasadena, California and joined in by Belvedere Capital Fund II L.P., a Delaware limited partnership (“Fund”).

WHEREAS, SoCal, Seller and Fund entered into an Agreement to Merge and Plan of Reorganization dated as of February 1, 2007 (the “Agreement”);

WHEREAS, the Parties wish to make a change and an amendment to the Agreement which they believe to be in the best interest of their respective shareholders;

NOW, THEREFORE, in consideration of the premises and mutual promises of the Parties, the Parties hereto agree as follows:

1.	Sections 2.11 and 11.1(a) of the Agreement is hereby deleted.

2.	Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

3.	This First Amendment may be entered into in one or more counterparts, all of which shall be considered one and the same instrument, and it shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

4.	Except as herein amended, the Agreement shall remain in full force and effect.

5.	This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

WITNESS, the signature of Belvedere SoCal as of the 23rd day of April, 2007, set by its President and Chief Executive Officer and its Secretary, pursuant to a resolution of its board of directors, acting by at least a majority:

BELVEDERE SOCAL

By:		By:
	President & Chief Executive Officer		Secretary

WITNESS, the signature of Belvedere Capital Fund II L.P. as of the 23rd day of April, 2007, set by its General Partner pursuant its authority:

BELVEDERE CAPITAL FUND II L.P.

By:
Member Belvedere Capital Partners II LLC

WITNESS, the signature of Professional Business Bank, as of the 23rd day of April, 2007, set by its President and Chief Executive Officer and its Secretary, pursuant to a resolution of its board of directors, acting by at least a majority:

PROFESSIONAL BUSINESS BANK

By:		By:
	President & Chief Executive Officer		Secretary

2